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                                                                   EXHIBIT 4.15


                COMPANY SENIOR NOTE SECURITY AND PLEDGE AGREEMENT


      THIS COMPANY SENIOR NOTE SECURITY AND PLEDGE AGREEMENT (the "Security Agreement") is made and entered into as of May 31, 1996 by PETERSBURG LONG DISTANCE INC., an Ontario corporation (the "Company"), in favor of THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "Senior Note Trustee") under the Senior Note Indenture (as defined herein), for the holders of the Senior Notes (as hereinafter defined), THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "Convertible Note Trustee") under the Convertible Note Indenture (as defined herein) for the holders of the Convertible Notes (as hereinafter defined), and THE BANK OF NEW YORK, as collateral agent (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

      WHEREAS, the Company, as issuer, the Senior Note Trustee, and NWE Capital (Cyprus) Limited, a Cypriot corporation ("NWE Cyprus"), PLD Asset Leasing Limited, a Cypriot corporation ("PLD Leasing"), PLD Capital Limited, a Cypriot corporation ("PLD Capital", together with PLD Leasing, the "Leasing Companies"), Wireless Technology Corporations Limited, a British Virgin Islands company ("WTC"), and Baltic Communications Limited, a Russian joint stock company of the closed type ("BCL"), as guarantors (the "Senior Note Guarantors"), have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Note Indenture") pursuant to which the Company is issuing $123,000,000 in aggregate principal amount at Stated Maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes"); and

      WHEREAS, the Company, as issuer, the Convertible Note Trustee, and NWE Cyprus, the Leasing Companies, WTC and BCL, as guarantors (the "Convertible Note Guarantors" and, together with the Senior Note Guarantor, the "Guarantors"), have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Convertible
Note Indenture") pursuant to which the Company is issuing $26,500,000 in aggregate principal amount of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes"); and

      WHEREAS, to secure its obligations under the Senior Note Indenture and the Senior Notes and the other Senior Note Collateral Documents (as defined in the Convertible Note Indenture) (together with the Senior Note Guarantors' obligations under the Senior Note Indenture, the Guarantees contained therein (the "Senior Note Guarantees") and the Senior Note Collateral Documents, the "Senior Note Obligations") and to secure its obligations under the Convertible
Note Indenture and the Convertible Notes and the other Convertible Note Collateral Documents (as defined in the Senior Note Indenture) (together with the Convertible Note Guarantors' obligations under the Convertible Note Indenture, the guarantees contained therein (the "Convertible Note Guarantees") and the Convertible Note Collateral Documents, the "Convertible Note Obligations"), the Company has agreed (i) to grant to the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the

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Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes Liens and security interests in and to the Collateral (as defined herein) and (ii) to execute and deliver this Security Agreement in order to secure the payment and performance by the Company and the Guarantors of the Senior Note Obligations and the Convertible Note Obligations (collectively, the "Obligations").

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and in order to induce the Holders of the Senior Notes to purchase the Senior Notes and the Holders of the Convertible Notes to purchase the Convertible Notes, the Company hereby agrees with the Collateral Agent, with the Senior Note Trustee for its benefit and the equal and ratable benefit of the Holders of the Senior Notes and with the Convertible Note Trustee for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes as follows:

      SECTION 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Senior Note Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for the purposes of this Security
Agreement:

            "Default" means a "Default" as defined in Section 1.1 of the Senior
      Note Indenture until the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, in which case a "Default" means a "Default" as defined in Section 1.1 of the Convertible
      Note Indenture.

            "Event of Default" means an "Event of Default" as defined in Section
      1.1 of the Senior Note Indenture until the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, in which case "Event of Default" means an "Event of Default" as defined in Section 1.1 of the Convertible Note Indenture.

            "Permitted Liens" means "Permitted Liens" as defined in Section 1.1 of the Senior Note Indenture until the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, in which case "Permitted Liens" means "Permitted Liens" as defined in Section 1.1 of the Convertible Note Indenture.

            "Trustees" means, collectively, the Senior Note Trustee and the Convertible Note Trustee.

      SECTION 2. CREATION OF SECURITY INTEREST. The Company hereby grants to the Collateral Agent for the benefit of the Senior Note Trustee and for the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes Liens and a continuing security interest in and to the collateral described in Section 3 hereof (the "Collateral") in order to secure the payment and performance of all Obligations.


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      SECTION 3. COLLATERAL. The Collateral is:

      (a) Qualified Investments. All Qualified Investments, whether now or hereafter acquired by the Company, including those Qualified Investments listed on Schedule A attached hereto (or substitutions, replacements and proceeds thereof) but excluding any Qualified Investments made with the dividends, distributions, payments and products and proceeds of Technocom Preferred Stock and the funds and Eligible Cash Equivalents in the Company Convertible Note Escrow Account (collectively, the "Excluded Qualified Investments"), and the certificates, agreements, documents, notes, collateral documents and instruments representing or relating to such Qualified Investments, all contract rights, instruments, general intangibles and other obligations or other receivables of any kind relating to such Qualified Investments, all Liens relating to or securing such Qualified Investments and the related collateral documents which grant such Liens and all products and proceeds of such Qualified Investments, including, without limitation, all dividends, options, warrants, rights, subscriptions, all interest and principal payments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Qualified Investments;

      (b) Pledged Stock. All Capital Stock of NWE Cyprus, the Leasing Companies, BCL and any other future Wholly-Owned Subsidiary of the Company or any future Guarantor (the "Issuers"), whether now owned or hereafter acquired, including those shares of Capital Stock of NWE Cyprus, the Leasing Companies, and BCL listed on Schedule B attached hereto (the "Pledged Stock"), and the certificates representing the Pledged Stock, and, except as otherwise provided herein, all products and proceeds of any of the Pledged Stock, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and all additional shares of, and all securities convertible into, and warrants, options or other rights to purchase, stock of, or equity interest in, any of the Issuers from time to time acquired by the Company in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock under and as defined in this Security Agreement), and, except as otherwise provided in
Section 7(c) or elsewhere herein, all products and proceeds of any of such additional Pledged Stock, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Stock including all proceeds received or receivable by the Company from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Issuers;

      (c) Company Senior Note Escrow Account. The Company Senior Note Escrow Account and all funds contained therein and all Investments made by the Escrow Agent (as defined in the Company Senior Note Escrow Account Agreement) therewith (whether or not constituting Eligible Cash Equivalents) and all proceeds thereto;


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      (d) Intercompany Notes. All Intercompany Notes, whether executed on the
Issue Date or thereafter, from any Restricted Subsidiary, excluding, however, any Intercompany Notes (or substitutes, replacements and proceeds thereof, including the funds and Eligible Cash Equivalents in the Company Convertible Note Escrow Agreement) evidencing loans or advances made by the Company with dividends, distributions, payments and products or proceeds of Technocom Preferred Stock (the "Excluded Intercompany Notes"), all Liens securing such Intercompany Notes and the related collateral documents (including, with regard to any Intercompany Notes representing loans or advances to, or other Investments in, any Leasing Company of any proceeds of the Senior Notes, the related collateral documents which grant Liens on the Telecommunications Asset Leases and Qualified Investments securing such Intercompany Notes and such Liens), and the instruments representing such Intercompany Notes, and, except as otherwise provided herein, all products and proceeds of such Intercompany Notes, including, without limitation, all interest and principal payments, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Intercompany Notes; and

      (e) After-acquired Collateral and Proceeds. All items described in this
Section 3 (other than those items specifically excluded), whether now owned or hereafter at any time acquired by the Company and wherever located, including (except as otherwise provided herein) all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, ledger sheets, files, books and records of the Company relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by the Company upon the sale, exchange, collection or other disposition of any item of Collateral; (ii) any property of the type or types described in subsections
(a), (b) or (d) now or hereafter acquired by the Company with any proceeds of Collateral hereunder; and (iii) any payments under any insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

      SECTION 4. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and shall be accompanied by any required transfer tax stamps. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Company, but subject to its compliance with the requirements of applicable law, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, but subject to its compliance with the requirements of applicable law, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Qualified Investments or Pledged Stock for certificates or instruments of smaller or larger denominations.


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      SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Collateral Agent and the Trustees that, except as specified in Schedule C attached hereto:

      (a) Legal Power. The execution, delivery and performance by the Company of this Security Agreement are within the Company's legal powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with (except for any filings provided for hereunder), any governmental authority, require no consent of any other Person and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Company or of any agreement (after giving effect to the use of proceeds of the issuance of the Senior Notes), judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company (other than the Liens created by this Security Agreement, the Company Senior Note Escrow Account Agreement and the other Senior Note Collateral Documents) and the Liens created by the Convertible Note Indenture and the Convertible Note Collateral Documents.

      (b) Capital Stock; Enforceability of Collateral. All of the Capital Stock of NWE Cyprus, the Leasing Companies and BCL (the "Existing Pledged Stock") has been duly authorized and validly issued and is fully paid and non-assessable. The Existing Pledged Stock represents 100% of the issued and outstanding Capital Stock of NWE Cyprus, the Leasing Companies and BCL. The Pledged Stock constitutes and will at all times constitute all of the authorized issued and outstanding capital stock of the respective Issuers beneficially owned by the Company.

      (c) Title to Collateral. The Company is the legal, record and beneficial owner of the Existing Pledged Stock, and any Intercompany Notes existing on the Issue Date (the "Existing Collateral"), free and clear of any Lien or claims of any person except for the Liens listed on Schedule D attached hereto and the Liens created by this Security Agreement, the Company Senior Note Escrow Account Agreement and any of the other Senior Note Collateral Documents.

      (d) Enforceability. This Security Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness and except that a Canadian court will only render judgment in Canadian currency.

      (e) Perfection; Priority. Upon the execution and delivery of the Company Senior Note Escrow Account Agreement, which is being done contemporaneously with the execution and delivery of this Security Agreement, the delivery to the Collateral Agent of the Existing Collateral and the filing of the Senior Note Collateral Documents relating to the Existing


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Collateral and the documents listed on Schedule E attached hereto, to the extent such security interests are created under applicable federal and New York laws, the security interests in the Collateral created pursuant to this Security Agreement and the Company Senior Note Escrow Account Agreement are valid and perfected first priority security interests, subject to the Liens listed on Schedule D attached hereto in the Existing Collateral, securing the payment of the Obligations for the benefit of the Senior Note Trustee and the Holders of the Senior Notes and the Convertible Note Trustee and the Holders of the Convertible Notes, and enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Existing Collateral from the Company other than as permitted by the Senior Note Indenture; as of the date hereof (and after giving effect to the use of proceeds of the issuance of the Senior Notes), there are no other security interests in or Liens on the Existing Collateral or any portion thereof, and no financing statement, pledge, notice of Lien, assignment or collateral assignment, mortgage or deed of trust covering the Existing Collateral or any portion thereof ("Lien Notice") exists or is on file in any public office, except with respect to Liens listed on Schedule D attached hereto, the Liens created by this Security Agreement and the other Senior Note Collateral Documents and Liens to be released in connection with the use of proceeds of the issuance of the Senior Notes.

      (f) Offices. The Company's chief executive offices are located at the address shown as the chief executive office in Schedule F attached hereto ("Chief Executive Office"), and the Company has no places of business other than those set forth in such Schedule F, except as permitted hereafter by Section 6(c) hereof.

      (g) Business Names. The Company has not conducted its businesses under any corporate, partnership or fictitious name during the five (5) years preceding the date hereof, other than those names set forth on Schedule G attached hereto.

      (h) No Consents. No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the granting of the Liens by the Company on the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by the Company (except for filings listed on Schedule E attached hereto, the filings and/or other actions necessary to maintain the perfection of the Liens on the Existing Collateral and perfect Liens on after-acquired Collateral or the proceeds of the Collateral) or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except, in each case, as may be required in connection with any such disposition by laws affecting the offering and sale of the Pledged Stock and the Qualified Investments constituting Collateral.

      (i) Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Security Agreement or any of the transactions contemplated hereby.


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      (j) Accurate Information. As of the date hereof, all information set forth herein relating to the Existing Collateral is accurate and complete in all respects.


      SECTION 6. COVENANTS.

      (a) Lien Notices. The Company will defend its interest in the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and the Company will not permit any Lien Notices with respect to the Collateral or any portion thereof to exist or be on file in any public office for more than 30 days after the Company shall have notice thereof, except with respect to Permitted Liens or Liens otherwise permitted by Section
4.11 of the Senior Note Indenture. The Company will advise the Collateral Agent and the Trustees promptly, in reasonable detail, at the addresses as specified in Section 17(a) of this Agreement, of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral.

      (b) Location of Collateral. The Company will keep all of its Collateral now held or subsequently acquired by it at the locations specified on Schedule H hereto, or at locations hereafter established in compliance with Section 6(c) hereof (except for Collateral held by the Collateral Agent, a Trustee or the Escrow Agent), unless the Company shall have given the Collateral Agent and the Trustees prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to the Collateral Agent and the Trustees any financing statements or other documents required by the Trustees or the Collateral Agent in order to perfect, protect and preserve the Liens and security interest created hereby, all in form and substance satisfactory to the Collateral Agent and the Trustees.

      (c) Location of Offices; Corporation Name; Legal Structure. The Company will not change the location of its chief executive office or establish any place of business other than those set forth on Schedule F attached hereto, or voluntarily or involuntarily change its name, identity or legal structure, including without limitation any continuance, amalgamation, merger, consolidation or sale of substantially all of its assets, unless the Company shall have given the Collateral Agent and the Trustees at least 30 days prior written notice thereof and shall have in advance executed and caused to be filed and or delivered to the Collateral Agent and the Trustees any financing statements or other Senior Note Collateral Documents required by the Collateral Agent and the Trustees in order to perfect, protect and preserve the Liens and security interest created hereby, all in form and substance satisfactory to the Trustees and the Collateral Agent. Each Trustee and the Collateral Agent waives such notice of the proposed name change of the Company to PLD Telekom Inc. to be put to a vote of shareholders on June 26, 1996. The Company will promptly give notice to the Trustees and the Collateral Agent of a favorable vote of its shareholders to such proposed name change.

      (d) Additional Collateral; Further Assurances. The Company agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock of any of the Issuers, additional Qualified Investments constituting Collateral or additional Intercompany Notes constituting Collateral, it will pledge and deliver to the Collateral Agent for


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the benefit of the Senior Note Trustee and the equal and ratable benefit of the
Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes, the certificates, instruments and documents representing such Capital Stock, Qualified Investments and Intercompany Notes (as well as duly executed instruments of transfer or assignment in blank), and grant to the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes pursuant to appropriate and necessary Senior Note Collateral Documents, a continuing first priority security interest in and Liens on such Capital Stock, Qualified Investments or Intercompany Notes, all in form and substance satisfactory to the Trustees. The Company shall also promptly (and in any event within five (5) Business Days after receipt thereof), subject to its compliance with the requirements of applicable law, deliver to the Collateral Agent any other documents of title, promissory notes, certificates or instruments representing Collateral which it holds. The Company further agrees that it will promptly (and in any event within 5 Business Days after such acquisition) deliver to the Collateral Agent and the Trustees an amendment, duly executed by the Company, in substantially the form of Schedule I hereto (an "Additional Collateral Amendment"), with respect to the additional Collateral that is to be pledged pursuant to this Security Agreement. The Company hereby authorizes the Collateral Agent and the Trustees to attach each Additional Collateral Amendment to this Security Agreement and agrees that any stock, notes or other forms of Investment listed on any Additional Collateral Amendment delivered to the Collateral Agent or the Trustees shall for all purposes hereunder be considered Collateral. The Company will promptly (i) execute and deliver, cause to be executed and filed, or use its best efforts to give any notices, in all appropriate jurisdictions (including Canada, Cyprus, the Russian Federation and Kazakstan) or procure any financing statements, assignments, pledges or other documents, (ii) mark any chattel paper constituting Collateral and deliver any certificates, chattel paper or instruments constituting Collateral to the Collateral Agent or the Trustees, (iii) execute and deliver or cause to be executed and delivered all stock powers, proxies, assignments, instruments and other documents, and (iv) take any other actions, in each such case as necessary or, in the reasonable opinion of the Collateral Agent and the Trustees, desirable to perfect or continue the perfection and the priority of the Collateral Agent's security interest and Liens in the Collateral, to protect the Collateral against the rights, claims, or interests of third Persons other than holders of Permitted Liens or Liens otherwise permitted by Section 4.11 of the Senior Note Indenture or to effect the purposes of this Security Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Company to the extent permitted by applicable law.

      (e) Disposition of Collateral. The Company will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral except as permitted by the Senior Note Indenture and the Convertible Note Indenture. If the proceeds of any sale of any Collateral are notes, instruments, documents of title, standby letters of credit or chattel paper, such proceeds shall be promptly delivered to the Collateral Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these


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provisions, the security interest and Liens of the Collateral Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Company will hold the proceeds thereof in an separate account for the benefit of the Senior Note Trustee and the Holders of the Senior Notes and the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes and transfer such proceeds to the Collateral Agent or the applicable Trustee in kind to be held as Collateral hereunder.

      (f) Restrictive Agreements. The Company agrees that, except for existing agreements set forth on Schedule J attached hereto, it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Collateral Agent's or the Trustees' rights or remedies hereunder, including, without limitation, the Collateral Agent's or the Trustees' right to sell or otherwise dispose of the Collateral or amend or modify in any manner materially adverse to the Trustees the existing agreements set forth as Schedule J attached hereto, (ii) permit any Issuer to continue, merge, amalgamate or consolidate, unless all outstanding Capital Stock owned by the Company of the surviving corporation is, upon such continuance, merger, amalgamation or consolidation, pledged hereunder to the Collateral Agent or (iii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

      (g) Rights of Collateral Agent and Trustees. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) shall have the right at any time to make any payments and do any other acts as the Collateral Agent or the applicable Trustee may deem necessary to protect the Liens and security interest of the Collateral Agent in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any Lien which, in the judgment of the Collateral Agent or such Trustee, appears to be prior to or superior to the Liens and security interest granted hereunder, and challenge any action or proceeding purporting to affect its Liens and security interest in the Collateral. The Company hereby agrees to reimburse the Collateral Agent and the Trustees for all payments made and expenses incurred under this Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for the Trustees, including any of the foregoing payments under or acts taken to perfect or protect its Liens and security interest in the Collateral, which amounts shall be secured under this Security Agreement, and agrees that it shall be bound by any payment made or act taken by the Collateral Agent or the Trustees hereunder. Neither the Collateral Agent nor the Trustees shall have any obligation to make any of the foregoing payments or perform any of the foregoing acts.

      (h) Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

      (i) Access. On reasonable notice to the Company, except at any time during the continuation of a Default or an Event of Default, both the Collateral Agent and the Trustees shall


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at all times have full and free access during normal business hours to all the books, correspondence and records of the Company relating to the Collateral, and the Collateral Agent and its representatives, and the Trustees and their respective representatives, may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Collateral Agent and/or the applicable Trustee, at the Company's cost and expense, such clerical and other assistance, at all times and in such manner as may be requested with regard thereto. On reasonable notice to the Company, except at any time during the continuation of a Default or an Event of Default, the Collateral Agent and its representatives, and the Trustees and their respective representatives, shall at all times also have the right to enter, during normal business hours, into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

      (j) Taxes. The Company shall pay all taxes, assessments and government charges and all claims as and to the extent required by Section 4.6 of each of the Senior Note Indenture and the Convertible Note Indenture; provided that the Company shall in any event pay such taxes, assessments or levies not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to any Collateral of the Company entered or filed against the Company as a result of the failure to make such payment.

      (k) Demand Obligations. The Company agrees that it will cause each of the Restricted Subsidiaries that is obligated on any Intercompany Note constituting Collateral that constitutes a demand obligation, within the meaning of Section 3-108 of the Uniform Commercial Code of the State of New York, to execute and deliver to the Collateral Agent and/or either Trustee a new instrument extending, renewing and replacing such demand obligation not later than the second anniversary of the date of original issue thereon and on each succeeding second anniversary thereof.


      SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

      (a) So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock and the Qualified Investments constituting Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement, the Senior Note Indenture or any other Senior Note Collateral Document or the Convertible Note Indenture or any Convertible Note Collateral Document; provided that the Company shall not exercise or shall refrain from exercising any such right if such action would be inconsistent with or violate any provisions of this Security Agreement, the Senior Note Indenture or any other Senior Note Collateral Document or the Convertible Note Indenture or any Convertible Note Collateral Document.

      (b) All payments made from time to time on, or with respect to, Pledged Stock constituting Capital Stock of Leasing Companies and Qualified Investments constituting Collateral and Intercompany Notes constituting a loan or advance made by the Company from the net proceeds of the Senior Notes and any other Intercompany Notes constituting loans or


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
advances made by the Company to the Leasing Companies and constituting Collateral, whether interest, principal, dividends, distributions or otherwise, shall be delivered to the applicable Trustee for deposit in the Company Senior Note Escrow Account or the Convertible Note Escrow Account if the Company Senior Note Escrow Account Agreement has been terminated.

      (c) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions hereof and of the Senior Note Indenture or of the Convertible Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, the Company shall be entitled to receive, and to utilize free and clear of the security interest and Liens of this Security Agreement, all payments ("Unrestricted Payments") made from time to time on or with respect to Pledged Stock not described in Section 7(b) above and Intercompany Notes not described in Section 7(b) above ("Unrestricted Collateral"), whether interest, principal, dividends, distributions or otherwise.

      (d) The Collateral Agent and/or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 7(a) and (c) above.

      (e) Upon the occurrence and during the continuance of an Event of Default,
(i) all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent on behalf of, or if necessary, directly in, the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged), which shall thereupon have the sole right to exercise such voting and other consensual rights, and
(ii) all Unrestricted Payments shall constitute Collateral and shall be paid directly to the Collateral Agent and the Company's right to receive such payments pursuant to Section 7(c) hereof shall immediately cease and all such Unrestricted Payments shall be deposited in the Company Senior Note Escrow Account or the Convertible Note Escrow Account, if the Company Senior Note Escrow Account Agreement has been terminated.

      (f) Upon the occurrence and during the continuance of an Event of Default, the Company shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent and/or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) all such proxies and other instruments as the Collateral Agent and/or the applicable Trustee may reasonably request for the purpose of enabling the Collateral Agent and/or the applicable Trustee to exercise or cause the exercise of the voting and other rights that it is entitled to exercise pursuant to Section 7(e) above.

      (g) All interest and principal payments, all dividends and distributions and all other payments that are received by the Company contrary to the provisions of this Section 7 shall be received in trust for the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, shall be segregated from the other property or funds of the Company and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements or other instruments of transfer or assignment in blank), and all such payments shall be deposited in the Company Senior Note Escrow Account or the Company Convertible Note Escrow Account if the Company Senior Note Escrow Account Agreement has been terminated.

      (h) So long as no Event of Default shall have occurred and be continuing, neither the Collateral Agent nor the Trustees shall be under any obligation to collect, attempt to collect, protect or enforce the Collateral, which the Company agrees and undertakes to do at the Company's expense; provided that the Collateral Agent and the Trustees shall cooperate with the Company and take all such action as the Company may reasonably request to permit the Company to collect, protect or enforce the Collateral. All reasonable expenses (including, without limitation, attorneys' fees and legal expenses) actually incurred or paid by the Collateral Agent and the Trustees in connection with or incident to any such collection or attempt to collect, protect or enforce the Collateral shall be borne by the Company or reimbursed by the Company to the Collateral Agent or the applicable Trustee upon demand.

      (i) At the Collateral Agent's or the applicable Trustee's option, exercisable upon and during the continuance of any Event of Default, either the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) may notify the obligors of the Intercompany Notes constituting Collateral (including Unrestricted Collateral), the Issuers and the issuers or other obligors of the Qualified Investments constituting Collateral that any and all payments and distributions to be made on such Intercompany Notes, the Pledged Stock and such Qualified Investments, whether constituting Unrestricted Collateral or otherwise, shall be made directly to the Collateral Agent or the applicable Trustee, and the Company hereby directs the obligors of such Intercompany Notes, the issuers or other obligors of such Qualified Investments to pay and deliver over to the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) all payments and distributions to be made on such Intercompany Notes, the Pledged Stock and such Qualified Investments, until such obligors or issuers are notified in writing by the applicable Trustee or the Collateral Agent to discontinue making such payments to it; and such obligors and issuers shall not be required to see to the application of said proceeds by the Trustees or the Collateral Agent. All such payments shall be deposited by such Trustee or the Collateral Agent into the Company Senior Note Escrow Account (or the Company Convertible Note Escrow Account if the Company Senior Note Escrow Account Agreement has been terminated) and held as additional Collateral for the Obligations. If at any time the Collateral Agent or a Trustee shall have notified the obligors of the Intercompany Notes constituting Unrestricted Collateral or the Issuers of Pledged Stock constituting Unrestricted

Collateral to make all payments directly to the Collateral Agent and if any at any time thereafter all Events of Default shall have been cured or waived in accordance with the terms of the Senior Note Indenture (or the Convertible Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged), the Collateral Agent or a Trustee shall notify such obligors and issuers to make all such payments directly to the Company or as the Company may otherwise direct.

      SECTION 8. POWER OF ATTORNEY. In addition to all of the powers granted to the Senior Note Trustee pursuant to Article VI of the Senior Note Indenture and to the Convertible Note Trustee pursuant to Article VI of the Convertible Note Indenture, the Company hereby appoints and constitutes the Collateral Agent and the Trustees, whether acting separately or jointly, as the Company's attorneys-in-fact to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of the security interest and the Liens under Section 6(d) hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the Obligations of the Company to the Collateral Agent, due and payable immediately upon demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Company, to execute and give receipt for any certificate of ownership or any document constituting Collateral, to transfer title to any item of Collateral, to sign the Company's name on all financing statements (to the extent permitted by applicable law) or any other Senior Note Collateral Documents or other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the Liens in the Collateral and to file the same, to prepare, file and sign the Company's name on any notice of Lien, and to prepare, file and sign the Company's name on a proof of claim in bankruptcy or similar document against any customer of, or person obligated upon any Collateral to, the Company, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Security Agreement. This power of attorney is coupled with an interest in the Trustees and in the Collateral Agent as agent on behalf of the Trustees, and is irrevocable by the Company.

      SECTION 9. COLLATERAL AGENT OR TRUSTEES MAY PERFORM. If the Company fails to perform any covenant or agreement contained herein, the Collateral Agent or either Trustee may, but shall not be obligated to, itself perform, or cause performance of, such covenant or agreement, and the reasonable expenses of the Collateral Agent or the Trustees incurred in connection therewith shall be payable by the Company under Section 17(p) hereof.

      SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Collateral Agent or the Trustees hereunder are being granted in order to preserve and protect the Collateral Agent's Liens and security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral

Agent or the Trustees in connection therewith. Each of the Collateral Agent and the Trustees shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or such Trustee accords similar property in similar situations, it being understood that the Collateral Agent and the Trustees shall not have any responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent or either Trustee has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) inquiring into or verifying that the Company has complied or will comply with its duty to furnish additional items of Collateral to the Collateral Agent and/or the Trustees pursuant to
Section 6(d) hereof. Absent knowledge to the contrary, the Collateral Agent and the Trustees may assume that the items of Collateral actually delivered to it are all items required to be so delivered and may assume that no other such items need be so delivered.

      SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Company represents to the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes shall have no responsibility or liability for informing the Company of any such changes or potential changes or for taking any action or omitting to take any action with respect thereof. Except as not prohibited by the Senior Note Indenture or, if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, the Convertible Note Indenture, the Company covenants that it will not, without the prior written consent of the applicable Trustee, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted by Section 4.11 of the Senior Note Indenture, Permitted Liens and the Liens granted under this Security Agreement and the other Senior Note Collateral Documents. The Company will defend the right, title and interest of the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes in and to the Collateral against the claims and demands of all persons.

      SECTION 12. REMEDIES UPON AN EVENT OF DEFAULT.

      (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the provisions of the Senior Note Indenture (or of the Convertible Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged), this Security Agreement, and the Collateral Agent's and the Trustees' compliance with any requirements of law (including, without limitation, the applicable Uniform Commercial Code and the Personal Property Security Act (Ontario)) applicable to the action to be taken, without notice to or demand upon the Company except as required by the Senior Note Indenture, the Convertible Note Indenture, this Agreement or applicable law, do any one or more of the following:

            (i) exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code and the Personal Property Security Act (Ontario), specifically including, without limitation, the right to recover the reasonable fees and expenses incurred by the Collateral Agent or the Trustees in the enforcement of this Security Agreement or in connection with the Company's redemption of the Collateral, including reasonable fees, expenses and disbursements of attorneys, paralegals and agents;

            (ii) at its option, transfer or register, and the Company shall register or cause to be registered upon request therefor by the Collateral Agent or the Trustees, the Collateral or any part thereof on the books of the Restricted Subsidiaries to which an intercompany loan evidenced by an Intercompany Note has been made, the Issuers or the Persons in whom Qualified Investments are made, into the name of the Collateral Agent or the Collateral Agent's nominee(s);

            (iii) personally, or by agents or attorneys, immediately retake possession of the Collateral, or any part thereof, from the Company or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Company's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Company;

            (iv) sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

            (v) require the Company to assemble the Collateral or any part thereof and make it available at one or more places as the Collateral Agent or the Trustees may designate and to deliver possession of the Collateral or any part thereof to the Collateral Agent or the Trustees;

            (vi) use, in connection with any assembly, use or disposition of the Collateral, any intellectual property, intangibles or other technical knowledge or process used or utilized from time to time by the Company;

            (vii) sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit; and the purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever;

            (viii) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Company until full and final payment of any deficiency has been made in cash;

            (ix) in connection with any public or private sale under the applicable Uniform Commercial Code, the Personal Property Security Act (Ontario) or other applicable legislation, the Collateral Agent shall give the Company at least fifteen (15) Business Days' prior written notice of the time and place of any public sale of its Collateral or of the time after which any private sale or other intended disposition thereof may be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be given to the Company in accordance with the provisions of Section 17(a) hereof;


            (x) proceed by an action or actions at law or in equity to recover the Obligations or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction;

            (xi) exercise any other rights and remedies provided by applicable law and the other Senior Note Collateral Documents; and

            (xii) if the Collateral Agent recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, the Collateral Agent may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the applicable Uniform Commercial Code, the Personal Property Security Act (Ontario) or other applicable legislation, and following such retention, sale or other disposition, the Collateral Agent may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. The Company hereby consents to the voluntary dismissal by the Collateral Agent of such judicial action, and the Company further consents to the exoneration of any bond that the Collateral Agent files in such action.

      (b) If the Collateral Agent shall determine, or shall be directed by the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the

Senior Note Indenture has been satisfied and discharged), to exercise its right to sell any or all of the Pledged Stock or Qualified Investments constituting Collateral pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent or such Trustee it is advisable, after such consultation with investment bank(s), broker-dealer(s) or other experts selected by them, as the Collateral Agent or such Trustee deems advisable or appropriate, to have the Pledged Stock or Qualified Investments constituting Collateral or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company will (i) use its best efforts to cause such Issuer or other issuer or obligor to execute and deliver, and to cause such Person's directors and officers to execute and deliver, all at the Company's own expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent or such Trustee, after such consultation with investment bank(s), broker-dealer(s) or other experts selected by them as the Collateral Agent or such Trustee deems advisable or appropriate, advisable to register such Pledged Stock or Qualified Investments constituting Collateral under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares or Qualified Investments, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that are necessary or, in the opinion of the Collateral Agent or such Trustee, advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to use its best efforts to cause the applicable Issuer or other issuer or obligor to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) shall designate for the sale of such Pledged Stock or Qualified Investments and to make available to the security holders of such Issuer such issuer or obligor, as the case by be, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Company will cause the Issuer or other issuer or obligor, as the case may be, to furnish to the Collateral Agent and the Trustees such number of copies as the Collateral Agent and the Trustees may reasonably request of each preliminary prospectuses and prospectuses, to notify promptly the Collateral Agent and the Trustees of the happening of any event as a result of which any then effective prospectus includes an untrue statement of any material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and cause the Collateral Agent and the Trustees to be furnished with such number of copies as the Collateral Agent or the Trustees may request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission. The Company will cause the Issuer or such other issuer or obligor, as the case may be, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes from and against all losses, liabilities, expenses or claims (including reasonable costs of investigation) that the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the

Convertible Note Trustee and the Holders of the Convertible Notes may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based solely upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent or such Trustee. The Company will bear, or will cause the Issuer or such other issuer or obligor, as the case may be, to bear, all costs and expenses of carrying out its or their obligations hereunder. The provisions of this Section 12(b) shall in no way impose upon the Trustee or the Collateral Agent any duty to execute any registration statement under the Securities Act with respect to any Pledged Stock or Qualified Investments.

      (c) In view of the fact that federal, state and foreign securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, the Company agrees that upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may cause, from time to time, the sale of all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit, or may cause an investment manager to solicit, offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. The Company acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Company to cause an applicable Issuer or other such issuer or obligor to register such securities for public sale under the Securities Act, or under applicable state or foreign securities laws, even if the Company could cause the Issuer or such other issuer or obligor, as the case may be, to do so.

      (d) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of applicable law. The Company further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes, that the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

      (e) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent:

            First, to the payment of the costs and expenses of such sale, including, without limitation, reasonable expenses of the Collateral Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or pursuant to Section 17(p) hereof;

            Next, to the Senior Note Trustee, for the payment in full of all amounts due under Section 7.7 of the Senior Note Indenture;

            Next, to the Senior Note Trustee, for distribution to the Holders of the Senior Notes for the payment in full of the remaining Senior Note Obligations;

            Next, to the Convertible Note Trustee, for the payment in full of all amounts due under Section 7.7 of the Convertible Note Indenture;

            Next, to the Convertible Note Trustee, for distribution to the Holders of the Convertible Notes for the payment in full of the remaining Convertible Note Obligations; and

            Finally, after payment in full of all of the Obligations, to the payment to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

      (f) If any sale or other disposition of Collateral by the Collateral Agent or any other action of the Collateral Agent or the Trustees hereunder results in reduction of the Obligations, such action will not release the Company from its liability for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes as provided for in the Senior Note Indenture, or, if applicable, the Convertible Note Trustee and the Holders of the Convertible Notes as provided for in the Convertible Note Indenture.

      (g) The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law the Company expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its right by judicial process.

      (h) The existence and/or exercise of any or all of the rights and remedies given to the Collateral Agent and/or either Trustee under this Section 12 shall be subject in all cases to compliance with any mandatory requirements of applicable law, particularly the laws of jurisdictions other than the United States.

      SECTION 13. IRREVOCABLE AUTHORIZATION AND INSTRUCTIONS TO THE APPLICABLE ISSUER. The Company hereby authorizes and instructs the Issuers or other applicable issuer or obligor to comply with any instructions received by the Issuers or such other issuer or obligor, as the case may be, from the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) that (i) states than an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from the Company, and the Company agrees that the Issuers and the other applicable issuers and obligors shall be fully protected in so complying.

      SECTION 14. ESCROW ACCOUNTS. All money received by the Company and required to be deposited in the Company Senior Note Escrow Account, or the Convertible Note Escrow Account if the Company Senior Note Escrow Account Agreement has been terminated, shall be promptly and without commingling remitted to the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) for deposit therein. Amounts held in the Company Senior Note Escrow Account shall be applied or disposed of only in a manner not prohibited by the Senior Note Indenture.

      SECTION 15. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent, the Senior Note Trustee and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes and the Liens or security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of the Senior Note Indenture, any Senior Note Collateral Document, any Senior Note Guarantee, the Convertible
Note Indenture, any Convertible Note Collateral Document, any Convertible Note Guarantee or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Note Indenture or the Senior Note Collateral Documents or from the Convertible Note Indenture or the Convertible Note Collateral Documents;

      (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral, or any release or amendment or waiver of or consent to departure from any Senior Note Guarantee, any Convertible Note Guarantee or other guarantee, for all or any of the Obligations; or

      (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of this Security Agreement.

      SECTION 16. WAIVERS.

      (a) Except as may be required under the provisions of the Senior Note Indenture (or of the Convertible Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) and to the fullest extent permitted under applicable law, neither the Collateral Agent nor the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) shall be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor or other Person. The Company waives to the fullest extent permitted under applicable law any right of marshalling in respect of any and all Collateral, and waives to the fullest extent permitted under applicable law any right to require the Collateral Agent or the applicable Trustee to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or the applicable Trustee now has or may hereafter have against any Obligor or other Person.

      (b) The Company waives to the fullest extent permitted under applicable law (i) any and all notices of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. The Company authorizes the Collateral Agent to the fullest extent permitted under applicable law, without notice or demand and without any reservation of rights against the Company and without affecting the Company's liability hereunder or on the Obligations, from time to time to (w) take and hold other Property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (x) after the occurrence and during the continuance of an Event of Default and the acceleration of the Senior Notes, apply the Collateral in the manner permitted by this Security Agreement or the Senior Note Indenture,
(y) after the occurrence and during the continuance of an Event of Default and the acceleration of the Convertible Notes if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, apply the Collateral in the manner permitted by this Security Agreement or the Convertible Note Indenture and (z) after the occurrence and during the continuance of an Event of Default renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any obligor on, or any instrument or agreement of such other Person with respect to any or all of, the Collateral.

      SECTION 17. MISCELLANEOUS PROVISIONS.

      (a) Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to the Company at its address as set forth in Section 13.2 of the Senior Note Indenture and Section 15.2 of the Convertible Note Indenture, to the Senior Note Trustee at its address as set forth in Section 13.2 of the Senior
Note Indenture, to the Convertible Note Trustee at its address as set forth in
Section 15.2 of the Convertible Note Indenture and to the Collateral Agent at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

      (b) Sales of Collateral. No sales of Collateral may be made in contravention of the terms of the Senior Note Indenture or the Convertible Note Indenture and the cash proceeds of the sale of any Collateral shall be promptly and without commingling remitted to the Collateral Agent or the Senior Note Trustee for deposit in the Company Senior Note Escrow Account or the Convertible Note Trustee for deposit in the Company Convertible Note Escrow Account, if the Company Senior Note Escrow Account Agreement has been terminated.

      (c) No Adverse Interpretation of Other Agreements. This Security Agreement may not be used to interpret another pledge, security or debt agreement of the Company or any Subsidiary of the Company. No such pledge, security or debt agreement may be used to interpret this Security Agreement.

      (d) Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement in any jurisdiction.

      (e) Headings. The headings in this Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

      (f) Counterpart Originals. This Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

      (g) Benefits of Security Agreement. Nothing in this Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Senior Notes and the Senior Note Guarantors and the Holders of the Convertible Notes and the Convertible Note Guarantors, any benefit or any legal or equitable right, remedy or claim under this Security Agreement.

      (h) Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Company from any provision of this Security Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Senior
Note Indenture and the Convertible Note Indenture and neither the Collateral Agent or the Senior Note Trustee nor any Holder of any Senior Note or the Convertible Note Trustee or any Holder of a Convertible Note shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or the Trustees to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Senior Note Trustee or any Holder of a Senior Note or the Convertible Note Trustee or any Holder of a Convertible Note of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent, either Trustee or any such Holder would otherwise have on any future occasion. The right and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      (i) Interpretation of Security Agreement. All terms not defined herein or in the Senior Note Indenture shall have the meaning set forth in the applicable Uniform Commercial Code of the State of New York, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Senior Note Indenture, the Senior Note Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

      (j) Continuing Security Interest; Transfer of Collateral. This Security Agreement shall create a continuing Lien and security interest in the Collateral and shall (i) unless otherwise provided in the Senior Note Indenture, the Convertible Note Indenture or this Security Agreement, remain in full force and effect until payment in full of (A) the Senior Notes under the terms of the Senior Note Indenture, (B) all Obligations then due and owing under the Senior
Note Indenture, the Senior Note Guarantees and the Senior Note Collateral Documents, (C) the Convertible Notes under the terms of the Convertible Note Indenture and (D) all Obligations then due and owing under the Convertible Note Indenture, the Convertible Note Guarantees and the Convertible Note Collateral Documents; provided, however, that after receipt from the Company by the Collateral Agent of a request for a release of any Collateral permitted under the Senior Note Indenture and the Convertible Note Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the Senior Note Indenture and the Convertible Note Indenture and upon receipt by the Collateral Agent of all proceeds of such sale, transfer, assignment, exchange or other disposition required to be remitted to the Collateral Agent or the Senior Note Trustee (or the Convertible Note Trustee if the Senior

Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged) or the Collateral constituting the proceeds of such sale, transfer, assignment, exchange or other disposition being made subject to a Lien and security interest in favor of the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, which Lien has the same priority as had the Lien on the Collateral being sold, assigned or otherwise disposed of, such Collateral shall be released from the Lien and security interest created hereunder and no longer constitute Collateral. Upon the payment in full of (A) the Senior Notes under the terms of the Senior Note Indenture, (B) all Obligations then due and owing under the Senior Note Indenture, the Senior Note Guarantees and the Senior Note Collateral Documents,
(C) the Convertible Notes under the terms of the Convertible Note Indenture and
(D) all Obligations then due and owing under the Convertible Note Indenture, the Convertible Note Guarantees and the Convertible Note Collateral Documents, the Company shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. This Security Agreement shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Trustees hereunder, to the benefit of the Collateral Agent, the Senior Note Trustee, and the Holders of the Senior Notes, and the Convertible Note Trustee and the Holders of the Convertible Notes and their respective successors, transferees and assigns.

      (k) Reinstatement. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent, the Senior Note Trustee or any Holder of a Senior Note or the Convertible Note Trustee or any Holder of a Convertible Note in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Senior Note Trustee or any Holder of a Senior Note or the Convertible Note Trustee or any Holder of a Convertible Note upon the insolvency, bankruptcy, dissolution, liquidation or reorganization or the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

      (l) Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by the Company of the Obligations.

      (m) Authority of Collateral Agent and Trustees. Both the Collateral Agent and the Trustees shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent and the Trustees by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent and the Trustees may perform any of their respective duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Collateral Agent, any director, officer, any attorney or agent of the Collateral Agent, the Senior Note Trustee, any director, officer, employee, attorney or agent of the Senior Note Trustee, the Holders of the Senior Notes, the Convertible Note Trustee, any director, officer, employee, attorney or agent of the Convertible Note Trustee and the Holders of the Convertible Notes shall be liable to the Company for any action taken or omitted to be taken by it or them hereunder, except for its or their own negligence or willful misconduct, nor shall the Collateral Agent or the Trustees be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents, the Senior Note Trustee and its directors, officers, employees, attorneys and agents and the Convertible Note Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Collateral Agent nor the Trustees shall be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

            The Company acknowledges that the rights and responsibilities of the Collateral Agent and the Trustees under this Security Agreement with respect to any action taken by the Collateral Agent and the Trustees or the exercise or non-exercise by the Collateral Agent and/or the Trustees of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as among the Collateral Agent, the Senior Note Trustee, the Holders of the Senior Notes, the Convertible Note Trustee and the Holders of the Convertible Notes, be governed by the Senior Note Indenture or the Convertible Note Indenture, as applicable, and by such other applicable agreements with respect thereto as may exist from time to time among them, but, as among the Collateral Agent, the Trustees and the Company, the Collateral Agent and the Trustees shall be conclusively presumed to be acting as agent for the Holders of the Senior Notes or Holders of the Convertible Notes, as the case may be, with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

            In any case in which the Collateral Agent shall be required or permitted to make any determination as to the extent to which the security interest or Liens under this Security Agreement secures any obligations, the Collateral Agent is authorized, without any direction from, or requirement for consent of or authorization by, the Senior Note Trustee (or the Convertible Note Trustee if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged), to institute proceedings in a court of competent jurisdiction for the obtaining of any authoritative determination of such matter. If the Collateral Agent institutes any such proceeding, it shall give prompt written notice thereof to the Trustees and shall afford each of them the opportunity to participate in such proceeding.

      (n) Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Security Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

      (o) Release; Termination of Security Agreement.

            (i) Subject to the provisions of Section 17(k) hereof, this Security Agreement shall terminate upon payment in full of (A) the Senior Notes under the terms of the Senior Note Indenture, (B) all Obligations then due and owing under the Senior Note Indenture, the Senior Note Guarantees, and the Senior Note Collateral Documents, (C) the Convertible Notes under the terms of the Convertible Note Indenture and (D) all Obligations then due and owing under the Convertible Note Indenture, the Convertible Note Guarantees and the Convertible Note Collateral Documents, except that the provisions of Section 17(p) hereof shall survive.

            (ii) The Company agrees that it will not sell or dispose of any of the Collateral in violation of the Senior Note Indenture or the Convertible Note Indenture; provided, however, that if the Company shall sell or otherwise dispose of any of the Collateral in accordance with the terms of the Senior Note Indenture and/or the Convertible Note Indenture, the Collateral Agent shall, and the Trustees shall cause, at the request of the Company, release or cause to be released the Collateral subject to such sale or disposition free and clear of the Liens and security interest under this Security Agreement.

            (iii) Upon any termination of this Security Agreement or release of any Collateral as permitted by the Senior Note Indenture (or the Convertible
Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged), the Collateral Agent and the Trustees will, at the expense of the Company, execute and deliver to the Company such documents and take such other actions as the Company shall reasonably request to evidence the termination of this Security Agreement or the release of such Collateral, as the case may be. Any such action taken by the Collateral Agent or the Trustees shall be without warranty by or recourse to the Collateral Agent or the Trustees, except as to the absence of any prior assignments by the Collateral Agent or the Trustees of its interests in the Collateral, and shall be at the expense of the Company. The Collateral Agent and the Trustees may conclusively rely on any certificate delivered to it by the Company stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of this Security Agreement and the Senior Note Indenture (or the Convertible Note Indenture if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged).

      (p) Payment of Fees and Expenses and Indemnity. The Company will upon demand pay to the Collateral Agent and the Trustees, without duplication, the amount of any and all fees and expenses, including, without duplication, the fees and disbursements of its counsel and of any experts and agents, that the Collateral Agent and the Trustees may incur in connection with (i) administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Trustees hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof. The Company shall be liable for and shall reimburse and indemnify both Trustees and the Collateral Agent and hold both Trustees and the Collateral Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Agreement or being a Trustee and Collateral Agent hereunder (including but not limited to Losses incurred by such Trustees and Collateral Agent in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Trustees and the Collateral Agent to be indemnified for Losses caused by their respective negligence or willful misconduct.

      (q) Final Expression. This Security Agreement, together with the Senior
Note Indenture, the Convertible Note Indenture and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of this Security Agreement and is intended as a complete and exclusive statement of the terms and conditions hereof.

      (r) Company Remain Liable. Anything herein to the contrary notwithstanding, (a) the Company shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent or the Trustees of any of the rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Collateral Agent and the Trustees shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent or the Trustees be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      (s) Indentures. This Security Agreement is subject to the terms, conditions and provisions of the Senior Note Indenture or, if the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, of the Convertible Note Indenture. Where there is a conflict between the provisions of this Security Agreement and the Senior Note Indenture, the provisions of the Senior Note Indenture shall prevail; and if the Senior Note Indenture has been satisfied and discharged, where there is a conflict between the provisions of this Security Agreement and the Convertible Note Indenture, the provisions of the Convertible Note Indenture shall prevail.

      (t) Rights of Holders. No Holder of a Senior Note or of a Convertible Note shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Section 6.7 of the Senior Note Indenture or
Section 6.7 of the Convertible Note Indenture, as the case may be; provided that nothing in this subsection (t) shall limit any rights granted to the Senior Note Trustee under the Senior Notes, the Senior Note Indenture or the Senior Note Collateral Documents or the Convertible Note Trustee under the Convertible Notes, the Convertible Note Indenture or the Convertible Note Collateral Documents.

      (u) No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any subsidiary of the Company, as such, shall have any liability for any obligations of the Company under this Security Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

      (v) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

            (i) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE AND THE HOLDERS OF THE SENIOR NOTES AND THE CONVERTIBLE NOTE TRUSTEE AND THE HOLDERS OF THE CONVERTIBLE NOTES IN CONNECTION WITH THIS SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

            (ii) THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS CAPACITY AS COLLATERAL AGENT OR IN THE NAME AND ON BEHALF OF THE SENIOR NOTE TRUSTEE AND ANY HOLDERS OF SENIOR NOTES AND THE CONVERTIBLE NOTE TRUSTEE AND ANY HOLDERS OF CONVERTIBLE NOTES, AND THE SENIOR NOTE TRUSTEE SHALL, IN ITS CAPACITY AS SENIOR NOTE TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDERS OF SENIOR NOTES AND THE CONVERTIBLE NOTE TRUSTEE SHALL, IN ITS CAPACITY AS CONVERTIBLE NOTE TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDERS OF CONVERTIBLE NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT OR THE TRUSTEES TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR EITHER TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT OR EITHER TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT OR SUCH TRUSTEE. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH EITHER TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

            (iii) TO, THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, THE COLLATERAL AGENT AND THE TRUSTEES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECURITY AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            (iv) THE COMPANY AGREES THAT NONE OF THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE, ANY HOLDER OF A SENIOR NOTE, THE CONVERTIBLE NOTE TRUSTEE AND ANY HOLDER OF A CONVERTIBLE NOTE SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS SECURITY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT, SUCH TRUSTEE OR SUCH NOTEHOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE OR SUCH HOLDER OF A SENIOR NOTE, OR THE CONVERTIBLE NOTE TRUSTEE OR SUCH HOLDER OF A CONVERTIBLE NOTE AS THE CASE MAY BE, CONSTITUTING NEGLIGENCE OR WILLFUL MISCONDUCT.

            (v) THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SENIOR NOTE TRUSTEE OR ANY HOLDER OF A SENIOR NOTE OR THE CONVERTIBLE NOTE TRUSTEE OR ANY HOLDER OF A CONVERTIBLE NOTE OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE OR ANY HOLDER OF A SENIOR NOTE OR THE CONVERTIBLE NOTE TRUSTEE OR ANY HOLDER OF A CONVERTIBLE NOTE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE OR ANY HOLDER OF A SENIOR NOTE OR THE CONVERTIBLE NOTE TRUSTEE OR ANY HOLDER OF A CONVERTIBLE NOTE, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS SECURITY AGREEMENT OR ANY

OTHER AGREEMENT OR DOCUMENT AMONG THE COMPANY ON THE ONE HAND AND THE COLLATERAL AGENT, THE SENIOR NOTE TRUSTEE AND/OR THE HOLDERS OF THE SENIOR NOTES OR THE CONVERTIBLE NOTE TRUSTEE AND/OR ANY HOLDER OF A CONVERTIBLE NOTE ON THE OTHER HAND.

      (w) Appointment of Collateral Agent. Pursuant to, and subject to the provisions of, Section 7.12 of the Senior Note Indenture and of Section 7.12 of the Convertible Note Indenture, the Trustees hereby appoint the Collateral Agent, and the Collateral Agent accepts appointment, as collateral agent under the terms of this Security Agreement. The Collateral Agent may resign at any time by giving written notice thereof to the Trustees and may be removed at any time with or without cause by the Trustees acting together. Prior to the effectiveness of any such resignation or removal, the Trustees acting together shall have the right to appoint a successor Collateral Agent which shall be a commercial bank organized or chartered under the laws of the United States of America or any state thereof having combined capital and surplus of at least $50,000,000. If no successor Collateral Agent shall have been so appointed by the Trustees acting together, and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Trustees' removal of the retiring Collateral Agent, then the retiring Collateral Agent shall, prior to the effectiveness of its resignation or removal, on behalf of the Senior Note Trustee, the Holders of the Senior Notes, the Convertible Note Trustee and the Holders of the Convertible Notes, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be Collateral Agent under this Security Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                              PETERSBURG LONG DISTANCE INC.


                              By: /s/ James Hatt
                                 -------------------------
                              Name: James Hatt
                              Title: Chairman



      The undersigned, as nominee of the Company to hold as of record the Company's beneficial interest in one share of CY (pound)1 each of NWE Capital (Cyprus) Limited (the "Nominee Collateral") for the sole purpose of compliance with the requirement under Cypriot law that a corporation have two shareholders of record, does hereby join in this Security Agreement solely for the purpose of pledging the Nominee Collateral as security in order to secure the payment and performance of all Obligations by the Company.

      The undersigned hereby grants to the Collateral Agent for the benefit of the Senior Note Trustee and for the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes (i) Liens and a continuing security interest in and to the Nominee Collateral in order to secure the payment and performance of all Obligations by the Company and (ii) all rights and remedies, whether arising before or after an Event of Default, with respect to the Nominee Collateral as otherwise granted in this Security Agreement with respect to the Collateral; provided, however, that the Collateral Agent, the Senior Note Trustee and the Convertible Note Trustee agree that, notwithstanding anything contained in this Security Agreement to the contrary, the undersigned shall have no personal liability under, arising out of or related to this Security Agreement beyond the Nominee Collateral pledged hereunder.




                              /s/ Clayton A. Waite
                              ------------------------
                              Clayton A. Waite

      The undersigned, as nominee of the Company to hold as of record the Company's beneficial interest in one share of CY (pound)1 each of PLD Asset Leasing Limited and one share of CY (pound)1 each of PLD Capital Limited (collectively, the "Nominee Collateral") for the sole purpose of compliance with the requirement under Cypriot law that a corporation have two shareholders of record, does hereby join in this Security Agreement solely for the purpose of pledging the Nominee Collateral as security in order to secure the payment and performance of all Obligations by the Company.

      The undersigned hereby grants to the Collateral Agent for the benefit of the Senior Note Trustee and for the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of the Convertible Notes (i) Liens and a continuing security interest in and to the Nominee Collateral in order to secure the payment and performance of all Obligations by the Company and (ii) all rights and remedies, whether arising before or after an Event of Default, with respect to the Nominee Collateral as otherwise granted in this Security Agreement with respect to the Collateral; provided, however, that the Collateral Agent, the Senior Note Trustee and the Convertible Note Trustee agree that, notwithstanding anything contained in this Security Agreement to the contrary, the undersigned shall have no liability under, arising out of or related to this Security Agreement beyond the Nominee Collateral pledged hereunder.


                          APROPOS INVESTMENTS LTD.


                          By: /s/ Clayton A. Waite
                              ---------------------
                          Name:   Clayton A. Waite
                          Title:     Director

      By its acceptance hereof, as of the day and year first above written, the Collateral Agent, the Senior Note Trustee and the Convertible Note Trustee agree to be bound by the provisions hereof.



                             THE BANK OF NEW YORK, as Collateral Agent,
                             Senior Note Trustee and Convertible Note Trustee



                             By: /s/ Steven D. Torgeson
                                --------------------------
                             Name: Steven D. Torgeson
                             Title: Assistant Treasurer

                                                SCHEDULE A
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                              QUALIFIED INVESTMENTS



                                     None.

                                                SCHEDULE B
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                                  PLEDGED STOCK



1.    999 shares of CY(pound)1 each of NWE Capital (Cyprus) Limited.

2.    999 shares of CY(pound)1 each of PLD Asset Leasing Limited.

3.    999 shares of CY(pound)1 each of PLD Capital Limited.

4. 72,540 shares with a nominal value of 100 rubles of Baltic Communications Limited.

5. Clayton Waite, as the Company's nominee, has pledged 1 share of CY (pound)1 each of NWE Capital (Cyprus) Limited pursuant to the terms of a joinder to this Security Agreement contained in the signature pages hereto.

6. Apropos Investments Ltd., as the Company's nominee, has pledged 1 share of CY (pound)1 each of PLD Asset Leasing Limited pursuant to the terms of a joinder to this Security Agreement contained in the signature pages hereto.

7. Apropos Investments Ltd., as the Company's nominee, has pledged 1 share of CY (pound)1 each of PLD Capital Limited pursuant to the terms of a joinder to this Security Agreement contained in the signature pages hereto.

                                                SCHEDULE C
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


                                      None.

                                                SCHEDULE D
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                          LIENS ON EXISTING COLLATERAL



                                      None.

                                                SCHEDULE E
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                                     FILINGS

1. UCC-1 financing statements filed with the Secretary of State of the State of New York.

2. UCC-1 financing statements filed with the City Registers Office, New York County, New York.

3. Financing statements filed in Ontario under the Personal Property Security Act (Ontario).

4. Each of the following agreements will, within seven days of the Issue Date, be registered with both the Secretary of the Companies of Cyprus and the Cyprus Official Register:

      a.    This Security Agreement.

      b. Leasing Company Security and Pledge Agreement of even date herewith entered into by PLD Asset Leasing Limited in favor of the Senior Note Trustee, the Convertible Note Trustee and the collateral agent named therein.

      c. Leasing Company Security and Pledge Agreement of even date herewith entered into by PLD Capital Limited in favor of the Senior Note Trustee, the Convertible Note Trustee and the collateral agent named therein.

      d. NWE Cyprus Senior Note Security and Pledge Agreement of even date herewith entered into by NWE Capital (Cyprus) Limited in favor of the Senior Note Trustee, the Convertible Note Trustee and the collateral agent named therein.

      e. Leasing Company Escrow Account Agreement of even date herewith among The Bank of New York, as escrow agent, the Senior Note Trustee, the Convertible Note Trustee and PLD Asset Leasing Limited.

      f. Leasing Company Escrow Account Agreement of even date herewith among The Bank of New York, as escrow agent, the Senior Note Trustee, the Convertible Note Trustee and PLD Capital Limited.

5. The Pledge Agreement governing shares of BCL pledged hereunder must be duly noted on the shareholders' register of BCL.

                                                SCHEDULE F
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                             CHIEF EXECUTIVE OFFICES



                          Petersburg Long Distance Inc.
                                166 Pearl Street
                            Toronto, Ontario M5H 1L3
                                     CANADA

                                                SCHEDULE G
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                                 BUSINESS NAMES



1.    Ventech Healthcare Corporation Inc.

2.    NWE Capital Corp.

                                                SCHEDULE H
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                             LOCATION OF COLLATERAL



The Company's chief executive offices (see Schedule F).

                                                SCHEDULE I
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                     FORM OF ADDITIONAL COLLATERAL AMENDMENT

      This Additional Collateral Amendment, dated _____________, 19__, is delivered pursuant to Section 6(a) of the Security Agreement referred to below. The undersigned hereby pledges to the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, and grants to the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, continuing Liens and security interest in all of its rights, title and interest in the Collateral listed below.

      The undersigned hereby agrees that this Additional Collateral Amendment may be attached to the Company Senior Note Security and Pledge Agreement, dated as of May 31, 1996, between the undersigned and The Bank of New York, as Senior Note Trustee, as Convertible Note Trustee and as Collateral Agent (the "Security Agreement"); capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Security Agreement; and the Collateral listed on this Additional Collateral Amendment shall be deemed to be part of the Collateral, and shall become part of the Collateral and shall secure all Obligations.


                              PETERSBURG LONG DISTANCE INC.



                              By:
                              Name:
                              Title:

INTERCOMPANY NOTES:

            Description    Name of Restricted            Original
  Item         of             Subsidiary                 Principal
 Number    Indebtedness        (Obligor)         Date      Amount
========  ==============  ====================  ======  ===========


PLEDGED STOCK:

             Number of      Share      Percentage
  Name of     Shares     Certificate    of Shares
 Guarantor    Pledged      Number      Outstanding
===========  ==========  ============  ============

OTHER COLLATERAL:

    Description of
 Qualified Investment
  or other Collateral    Evidenced By    Obligor    Date
======================  ==============  =========  ======

                                                SCHEDULE J
                                                to Company Senior
                                                Note Security and
                                                Pledge Agreement


                             RESTRICTIVE AGREEMENTS




1. The BECET charter and joint venture agreement provide that a joint venture partner may not sell, assign, pledge or otherwise transfer its shares without the written consent of the other partner prior to February 4, 1999. After February 4, 1999, such interest may be transferred provided that the transferee agrees to be bound by the terms of the joint venture agreement creating BECET.

2. The BECET charter provides that dividends may be established at a meeting of the General Assembly (as defined therein). To the extent that WTC owns a 50 percent equity interest in BECET, its ability to cause BECET to declare dividends may be restricted.

3. The BECET charter provides a right of first refusal for newly issued shares.

4. The PeterStar charter and foundation agreement provide a right of first refusal on newly issued shares and a right of first refusal in the event of a transfer of shares.